EXHIBIT 10.1

                                LETTER OF INTENT

BETWEEN:

         XIN NET CORP.
         830-789 West Pender St.
         Vancouver, BC
         CANADA V6C 1H2                     (HEREIN AFTER "XIN NET")

AND

         PROTECTSERVE PACIFIC LTD.
         1101, China Insurance Group Building
         141 Des Voeux Road Central
         HONG KONG                          (HEREIN AFTER "PSP")

WHEREAS XIN NET is a company incorporated in the State of Florida, USA, engaged in the business of Internet-related services provision in China through a joint venture with a Chinese partner;

AND WHEREAS PSP is a Hong Kong incorporated company and an innovative developer and provider of State-of-the-Art Web-based Surveillance Monitoring & Control, Data Acquisition, Internet Services and Wireless Communication Systems.

THEREFORE, after friendly discussions, XIN NET and PSP mutually agree to the following:

-  XIN NET will acquire 100% of PSP.

- XIN NET will grant restricted common shares (to a maximum of 19.66%), and stock purchase options to PSP. The exact number of shares and/or stock purchase options granted will be determined according to a formula to be agreed on by both parties, but based on the performance of PSP. The formula will be geared towards a PSP net (after tax) profit threshold of HKD 13 million, calculated according to US GAAP, for the 12-month operating period ending on June 30, 2002.

- PSP will be granted representation on XIN NET Board of Directors as thus: PSP will nominate three (3) directors to be added to the existing XIN NET four
   (4)-person Board of Directors after the signing of a formal purchase agreement. PSP will provide the names of these three (3) directors before August 3, 2001 to be added to the list of directors of Xin Net nominated for election at the Company's Annual General Meeting planned in September 2001. PSP is further entitled to nominate two (2) additional directors if it achieves the above-mentioned HKD 13 million net (after tax) income threshold by June 30, 2002.

- XIN NET will contribute cash of approximately USD 800,000 or RMB equivalent towards the acquisition, expansion and management of the PSP business. Cash contributions to expand the PSP business will be made on a "as required" basis. Capital expenditure will commence once a budget is approved by both parties. Any cash contributions made by Xin Net prior to the signature of a formal purchase agreement will be in the form of secured loans made by Xin Net to PSP.

- PSP will report to XIN NET its operating cash flow position on a bi-weekly basis. Furthermore, any contract or capital expenditure commitment exceeding USD 50,000 will need XIN NET approval.

The above agreement is subject to:

- XIN NET Board of Directors being satisfied with the results of its due diligence on PSP. The due diligence will comprise, but will not be limited to: an audited financial statement for the period February 1, 2001 to June 30, 2001; a review of the forecast for the period July 2001-June 2002; and a review of PSP franchise and license agreements with ProtectServe.com (USA). The relevant documents are to be provided by PSP by August 3, 2001. XIN NET must complete its due diligence by August 9, 2001.

- a formal purchase agreement of which the above agreement forms the basis, being signed by both parties before September 8, 2001.

- XIN NET distributing as dividend to its current shareholders its existing Internet-related business (Internet access provision "ISP" services, domain name registration services, web design & web hosting services, and e-commerce solutions and other value-added services). Any proceeds from Xin Net Stock Purchase Options and/or Warrants which are exercised after the date of signature of a formal purchase agreement will not be distributed as part of that dividend, but will be retained as funds for expanding PSP business and/or working capital for PSP business.

Signed this 31st day of July, 2001.

ON BEHALF OF XIN NET CORP.                ON BEHALF OF PROTECTSERVE PACIFIC LTD.

/s/Marc Hung                              /s/Justin Kwei
------------------                        -------------------------
Marc Hung, President                      Justin Kwei, President & CEO


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

                        FORMULA FOR DETERMINING NUMBER OF
          XIN NET CORP. SHARES AND STOCK PURCHASE OPTIONS TO BE GRANTED
                          TO PROTECTSERVE PACIFIC LTD.
------------------------------------------------------ -------------------------------------------------------
PSP NET (AFTER TAX) INCOME (US GAAP)                   NUMBER OF SHARES AND/OR
FOR 12-MONTH PERIOD ENDED 06/30/2002                   STOCK OPTIONS GRANTED
------------------------------------------------------ -------------------------------------------------------
LOSS OR ZERO                                           Nil(1)

HKD    1-2,000,000                                     1-2,000,000 Shares(1) Pro-rated

HKD    2,000,001-3,000,000                             2,000,001-4,200,000 Shares(1) Pro-rated

HKD    3,000,001-11,000,000                            4,200,000 Shares Granted
                                                       Plus 0-16,000,000 Stock Options(2) Pro-rated

HKD   11,000,001- 13,000,000                           4,200,000 Shares Granted
                                                       Plus 18,031,800 Stock Options(2) Granted

HKD   13,000,001 or more                               4,200,000 Shares Granted
                                                       Plus 18,031,800 Stock Options(2) Granted
                                                       Plus Additional(3) Stock Options to PSP management
                                                       and employees according to Xin Net Stock Option Plan
------------------------------------------------------ -------------------------------------------------------

(1) Xin Net Corp. will issue 4,200,000 restricted common shares to ProtectServe Pacific Ltd. after the signing of the formal purchase agreement and after Xin Net Corp. Annual General Meeting planned in September 2001. The difference between the number of shares issued and the actual number of shares granted to PSP will be bought back by Xin Net Corp., on demand, at the rate of USD 0.001 per share.

(2) Stock Purchase Options will be priced at USD 0.001 per option; expiry date will be five (5) years after date of grant.

(3) Amount, price and expiry date of additional options are to be determined by the Board of Directors in accordance with Company Stock Option Plan.

Signed this 31st Day of July, 2001.

ON BEHALF OF XIN NET CORP.               ON BEHALF OF PROTECTSERVE PACIFIC LTD.

/s/Marc Hung                             /s/Justin Kwei
------------------                       -------------------------
Marc Hung, President                     Justin Kwei, President & CEO